Exhibit 99.2

McEwen Copper Announces an Additional US$30 Million Investment by Nuton, a Rio Tinto Venture

TORONTO, Feb. 27, 2023 (GLOBE NEWSWIRE) -- McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to announce a binding agreement for an additional US$30 million investment by Nuton LLC, a Rio Tinto Venture, and existing McEwen Copper shareholder.

Nuton has agreed to invest US$30 million to acquire shares of McEwen Copper in a two-part transaction expected to close no later than March 10th, 2023 (the “Nuton Transaction”) consisting of: 1. Private placement of 350,000 McEwen Copper common shares, and 2. Purchase of 1,250,000 common shares owned by McEwen Mining in a secondary sale. Proceeds of the subscription and purchase are expected to be approximately US$6.5 million to McEwen Copper and US$23.5 million McEwen Mining, respectively. The proceeds of the private placement will be used to advance development of the Los Azules copper project in San Juan, Argentina, and for general corporate purposes.

After closing, Nuton will own 14.2% of McEwen Copper on a fully diluted basis, and McEwen Mining will own 51.9%. The transaction values McEwen Copper at approximately US$550 million.

McEwen Copper Chief Executive Rob McEwen said: “We are extremely pleased to have Nuton’s strong continued participation in McEwen Copper. Together we are exploring new technologies that save energy, water, time and capital in the pursuit of delivering green copper to Argentina and the world, a product that will contribute to the electrification of transportation and the protection of our atmosphere.”

In connection with the Transaction, McEwen Copper and certain of its affiliates entered into an Amended Collaboration Agreement (the "New Nuton Collaboration Agreement”) and a Copper Cathodes and Concentrates Purchase Rights Agreement (the “CCCPRA”), which are described below.

The New Nuton Collaboration Agreement provides for the following additional rights beyond those in the original Nuton Collaboration Agreement (see news release dated Aug 31, 2022):

•	Nuton will have the opportunity to provide local currency funding, in certain circumstances, for advancement of the Los Azules project;

•	Comprehensive scientific, technical and strategic planning information rights;

•	Extension of exclusivity over novel, trade secret or patented copper heap leach technologies until August 10, 2024;

•	Pre-emptive rights to maintain their ownership percentage in any follow-on equity offering; and

•	Agreement of McEwen Mining and Rob McEwen to not trigger Drag Along Rights in the event of a bid for McEwen Copper prior to the planned initial public offering (IPO).

The CCCPRA provides an option to Nuton that, if exercised to its maximum extent, would allow them to purchase a percentage of the copper products (cathodes, concentrates, etc.) produced from the Los Azules project equal to their equity ownership percentage in McEwen Copper at the time of exercise.

About Nuton

Nuton is an innovative new venture that aims to help grow Rio Tinto’s copper business. At the core of Nuton is a portfolio of proprietary copper leach-related technologies and capability – a product of almost 30 years of research and development. Nuton™ Technologies offer the potential to economically unlock copper sulphide resources, copper bearing waste and tailings, and achieve higher copper recoveries on oxide and transitional material, allowing for a significantly increased copper production. One of the key differentiators of Nuton is the potential to deliver leading environmental performance, including more efficient water usage, lower carbon emissions, and the ability to reclaim mine sites by reprocessing mine waste.

About Rio Tinto

Rio Tinto is the second largest mining and metals company in the world, operating in 35 countries, and producing the raw materials essential to human progress. It aims to help pioneer a more sustainable future, from partnering in the development of technology that can make the aluminum smelting process entirely free of direct greenhouse gas (GHG) emissions, to providing the world with the materials it needs – such as copper – to build a new low-carbon economy and products like electric vehicles, charging infrastructure and smartphones.

About McEwen Copper

McEwen Copper Inc. holds 100% interest in the Los Azules copper project in San Juan, Argentina and the Elder Creek project in Nevada, USA (subject to an earn-in by Rio Tinto).

Los Azules was ranked in the top 10 largest undeveloped copper deposits in the world by Mining Intelligence (2022). Its current copper resources are estimated at 10.2 billion pounds at a grade of 0.48% Cu (Indicated category) and an additional 19.3 billion pounds at a grade of 0.33% Cu (Inferred category).

After closing the Nuton Transaction, McEwen Copper will have 28,885,000 common shares outstanding on a fully diluted basis, and its shareholders are: McEwen Mining Inc. 51.9%, Stellantis 14.2%, Nuton 14.2%, Rob McEwen 13.8%, Victor Smorgon Group 3.5%, and other shareholders 2.4%.

About McEwen Mining

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 52% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Its Chairman and Chief Owner has personally provided the company with $220 million and takes an annual salary of $1.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

WEB SITE
www.mcewenmining.com

CONTACT INFORMATION

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Suite 2800, PO Box 24
Toronto, ON, Canada
M5H 1J9

Relationship with Investors:
(866)-441-0690 Toll free
(647)-258-0395

Mihaela Iancu ext. 320
info@mcewenmining.com

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